vo o d o o 1 NexTier Oilfield Solutions JP Morgan Energy Conference June 2022 NYSE: NEX

2 Forward Looking Statements & Disclosures All statements other than statements of historical facts contained in this presentation and any oral statements made in connection with this presentation, including guidance for 2022 and beyond and other outlook information (including with respect to the industry in which NexTier conducts its business), statements regarding our future business strategy and plans and objectives of management for future operations and expectation regarding the capabilities and impact of our products and services on our operating results and financial position, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “estimate,” “predict,” “potential,” “outlook,” “reflect,” “forecast,” “future” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained in this presentation or in oral statements made in connection with this presentation speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which NexTier conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the ongoing impact of geopolitical conflicts; (iv) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (v) the ability to obtain or renew customer contracts and changes in customer requirements in the markets NexTier serves; (vi) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vii) the ability to protect and enforce intellectual property rights; (viii) the effect of environmental and other governmental regulations on NexTier’s operations; (ix) the effect of a loss of, or interruption in operations of, NexTier of one or more key suppliers, or customers, including resulting from inflation, including as a result of ongoing geopolitical conflicts, COVID-19 resurgence, product defects, recalls or suspensions; (x) the variability of crude oil and natural gas commodity prices; (xi) the market price (including inflation) and timely availability of materials or equipment; (xii) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xiii) NexTier’s ability to employ a sufficient number of skilled and qualified workers; (xiv) the level of, and obligations associated with, indebtedness; (xv) fluctuations in the market price of NexTier’s stock; (xvi) the continued impact of the COVID-19 pandemic (including as a result of the emergence of new variants and strains of the virus, such as Delta and Omicron) and the evolving response thereto by governments, private businesses or others to contain the spread of the virus and its variants or to treat its impact, and the possibility of increased inflation, travel restrictions, lodging shortages or other macro-economic challenges as the economy emerges from the COVID-19 pandemic; and (xvii) other risks detailed in NexTier’s latest Annual Report on Form 10-K, including, but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (“the SEC”), which are available on the SEC website or www.NexTierOFS.com. There may be other factors of which NexTier is currently unaware or deem immaterial that may cause its actual results to differ materially from the forward-looking statements. NexTier assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable laws. Investors should not assume that any lack of update to a previously issued "forward-looking statement" constitutes a reaffirmation of that statement.

3 Non-GAAP Financial Measures We have included in this presentation and in oral comments made in connection with this presentation certain non-GAAP financial measures. These measurements provide supplemental information which management believes are useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. You should not consider them in isolation from, or as a substitute for, analysis of our results under GAAP. Non-GAAP financial measures in this presentation include EBITDA, adjusted EBITDA, adjusted EBITDA per deployed fleet, annualized adjusted EBITDA per deployed fleet, adjusted EBITDA margin, adjusted EBITDA incremental margin, free cash flow, FCF Conversion, FCF yield, net debt, net leverage and return on invested capital (“ROIC”). Management believes the presentation of these measures gives useful information to investors and stockholders as they provide increased transparency and insight into the performance of NexTier. EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, as further adjusted with certain items management does not consider in assessing ongoing performance. Management uses adjusted EBITDA to set targets and to assess the performance of NexTier. Adjusted EBITDA per deployed fleet is defined as (i) adjusted EBITDA for a given quarter, (ii) divided by number of fleets deployed. Annualized adjusted EBITDA per deployed fleet is defined as (i) Adjusted EBITDA per deployed fleet for a given quarter (ii) multiplied by four quarters. Annualized adjusted EBITDA per deployed fleet is also presented net of estimated maintenance capital expenditures for each fleet on an annualized basis. Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. Adjusted EBITDA incremental margin is defined as the change in adjusted EBITDA quarter over quarter divided by the change in revenue quarter over quarter. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, excluding acquisitions. NexTier believes free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. FCF Conversion is defined as free cash flow as a percent of EBITDA. FCF Yield is defined as free cash flow as a percent of market cap. Net debt is defined as (i) total debt, net of unamortized debt discount and debt issuance costs, (ii) subtracted by cash and cash equivalents. Management believes that using net debt is useful to investors and stockholders in determining our leverage since NexTier could choose to use cash and cash equivalents to retire debt. Net Leverage is defined as (i) net debt divided by (ii) the trailing twelve months of adjusted EBITDA. ROIC is defined as (i) net operating profit after tax (ii) divided by average invested capital. For a reconciliation of these non-GAAP measures presented on a historical basis, please see the tables at the end of this presentation. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.

4 Introduction

5 NexTier at a Glance Market Cap $2.4B 2022 YTD Daily Avg Trading Volume 3.5MM shares, $31MM1 Number of Employees 4,000 Deployed Frac Fleets 34 Corporate HQ Houston, TX Market Cap and Daily Avg Trading Volumes as of 06/14/2022 1$31MM reflects approximate avg of daily shares traded multiplied by volume weighted avg price

NexTier Diversified Footprint


Predominantly Oil Region
Predominantly Gas Region

Integrated Platform Amplified with Scale

Wireline + Logistics + Natural Gas Fueling + NexHub™ Digital

Top 3 US Completion Service Provider[2]

#1 Dual-Fuel Natural Gas Power HHP[1]

#1 Permian Basin Completion Service Provider[2]

#1 Largest Active Wireline Plug & Perf Fleet[1]

Balanced Customer Base:

Top 20 Clients account for 70-75% of revenue


Top 20 Clients by Type
Public E&P
Private E&P

[1]Source: Company estimates based on deployed fleets as of May 2022
[2]Source: Daniel Energy Partners based on deployed fleets as of April 2022

6

7 Operational Update

8 Activity Beating Revenue Growth Yields Margin Recovery Frac Activity growth rate is US Land Frac Spread Count Growth 1Source: Rystad Energy ShaleWellCube, Rystad Energy research and analysis $1 MM $4 MM $11 MM $10 MM At least $18 MM 0% 5% 10% 15% 20% 0 5 10 15 20 25 30 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Guide A d ju st e d E B IT D A M a rg in Annualized Adjusted EBITDA per Deployed Fleet Adjusted EBITDA margin 28% 35% 30% 25% At least 30% 6% 8% 5% 3% 7% $0 $300 $600 $900 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Guide Q u a rt e rl y R e v e n u e ( m m ) NEX Revenue Q/Q Growth Frac Activity Q/Q Growth Rate NEX Revenue NexTier revenue growth rate outpaces Frac activity1… On pace for 5th consecutive quarter of activity beating growth …leading to improved adjusted EBITDA per deployed fleet And consistent growth in adjusted EBITDA margin

2Q'22 **Operational Update**

2Q'22 results expected to reflect accelerating momentum

2Q'22 TOTAL REVENUE

Prior Guidance:	**Updated Guidance:**
Up at least **20%** q/q	Up at least **30%** q/q

Updated revenue guidance reflects improved pricing and strong operational performance

- Revenue growth across the entire business
- Expect to operate average of 34 fleets in 2Q'22
- Pricing uplift reflects partial recapture of Covid related concessions

2Q'22 ADJUSTED EBITDA

Prior Guidance:	**Updated Guidance:**
At least **$130 million**	At least **$155 million**
*At least **$15 million** annualized adjusted EBITDA per deployed fleet*	*At least **$18 million** annualized adjusted EBITDA per deployed fleet*

Update reflects strong operating leverage

- Expect 85+% increase in adjusted EBITDA Q/Q
- Adjusted EBITDA margin sequential improvement of **at least 500bps**
- Expect further improvement in Q3'22



NexTier

Expect full-year 2022 free cash flow of at least $175 million

(previously $150 million)

Why invest with NexTier?

Resilient **Macro Backdrop**

Fleets already sold out; healthy demand expected to continue

Supply chain bottlenecks and capital constraints are limiting industry frac supply response

Strong **Financial Position**

Countercyclical investment strategy uniquely positions us to generate FCF early in the cycle

Strong balance sheet provides capital optionality through the cycle

Premium **Fleet Differentiation**

The largest fleet of dual fuel natural gas-powered equipment[1]

Largest Permian Basin market share by active frac fleets[2]

Integrated **Service Platform**

Value-added integrated service lines that enhance frac efficiency and reduce costs, enhancing fleet level economics

Digitally enabled by NexHub™

[1]Source: Company estimates based on deployed and working fleets as of May 2022
[2]Source: Daniel Energy Partners, April 2022

11 Increased frac intensity and limited supply is setting up historically high equipment utilization Frac crew utilization rate expected to surpass prior cycle peaks Source: J.P. Morgan Estimate, May 2022 J.P. Morgan: Frac Demand and Useful HP Capacity 0 4,000,000 8,000,000 12,000,000 16,000,000 20,000,000 2014 2015 2016 2017 2018 2019 2020 2021 2022E 2023E U.S. Demand Useful Capacity Source: NEX Internal Estimates, May 2022 0 50 100 150 200 250 300 U.S. Fleet Count Approaching 100% Utilization FINANCIAL POSITIONSTRONG MACRO PREMIUM FLEETS INTEGRATION

12 Plus: ▪ Digital operating platform – NexHub™ Reinforced by: ▪ Industry consolidation ▪ Industry capital constraints have restricted current and future frac supply ▪ Supply chain bottlenecks limit industry frac supply growth Capturing momentum from countercyclical investments Improved Fleet Level Economics Better midcycle fleet profitability potential… Combining more HHP per fleet, integration, and natural gas enhanced fleet 1Increase in average HHP/Fleet from 45,000 in 2018 (NexTier Form 10-K) to 63,000 in 2021 (NexTier Form 10-K). 2Bloomberg 2023 Consensus EBITDA as of 06/14/2022 divided by NexTier’s current 34 deployed fleets. Calculations of the metrics provided may not be consistent with NexTier’s definition of EBITDA otherwise used in this presentation. FINANCIAL POSITIONSTRONG MACRO PREMIUM FLEETS INTEGRATION + Increase in Avg. HHP/Fleet1 +$1M +$5M Potential Additional incremental uplift per fleet from Value of Integration (net of CapEx Savings) 50% Gas 70% Gas 100% Gas Potential Impact from +10% Incremental Net Pricing from Q2’22 Guidance At least $18 MM $0 $5 $10 $15 $20 $25 $30 $35 2018 NexTier (prior cycle peak) Integration Value Creation Natural Gas- Powered Fleet Premium Prior Cycle Equivalent Potential 2023 Implied Consensus Q2'22 NEX Guidance Cycle Potential A n n u a li ze d A d ju st e d E B IT D A p e r D e p lo y e d F le e t (m il li o n s) 2 Potential Value of Integration and Natural Gas Premium

13 Potential for over 2x adjusted EBITDA per deployed fleet (net of maintenance CapEx) compared to prior cycle ▪ NexHub™ Equipment Health Monitoring lowered maintenance capex per fleet by approximately $2 million relative to the prior cycle …and reduced maintenance CapEx per deployed fleet Leads to potential FCF growth compared to prior cycle Capturing momentum from countercyclical investments Improved Fleet Level Economics > 2x Potential compared to prior cycle FINANCIAL POSITIONSTRONG MACRO PREMIUM FLEETS INTEGRATION Engine Lifecycle Power End Lifecycle Transmission Lifecycle 1Source: NEX Internal Estimate ~$4.5mm ~$2.5mm $0 $5 $10 $15 $20 $25 $30 $35 2018 NexTier Adj. EBITDA (prior cycle peak) Prior Cycle Maint. Capex Prior Cycle Adj.EBITDA net of Maint. Capex Prior Cycle Equivalent Potential Current Maint. Capex per Fleet Potential Current Cycle Adj. EBITDA net of Maint. Capex $ ( m il li o n s) , A n n u a li ze d , p e r D e p lo y e d F le e t 11

14 Source: Bloomberg Consensus as of 06/14/2022 Calculations of the metrics provided may not be consistent with NexTier’s definition of Free Cash Flow, EBITDA, Free Cash Flow Conversion, and Enterprise Value otherwise used in this presentation High FCF Conversion, Low Multiple ▪ Strong free cash flow generating potential ▪ 3rd lowest EV / 2023 EBITDA multiple Still a value proposition in the OFS sector… 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19OFS Peer Reference Group Source: Bloomberg Consensus as of 06/14/2022 EV / 2023 Consensus EBITDA 3rd Lowest Multiple FINANCIAL POSITIONSTRONG MACRO PREMIUM FLEETS INTEGRATION NEX LBRT PUMP PTEN HP NBR SLCA WHD WTTR CLB CHX FTI WFRD NOV HAL SLB RES SOI PFHC 0x 2x 4x 6x 8x 10x 12x 14x 0% 10% 20% 30% 40% 50% 60% 70% E n te rp ri se V a lu e / 2 0 2 3 E B IT D A 2023 FCF Conversion

STRONG MACRO | FINANCIAL POSITION | PREMIUM FLEETS | INTEGRATION

Attractive **Valuation**

2023 Consensus[1] FCF Yield


>50% above peer avg
Peer Average
NEX

Price to 2023 Consensus Earnings (PE) Ratio[1]


NEX
Peer Average
S&P 500

Enterprise Value[1] per Deployed Fleet[2]


+ $13mm
NEX
Peer Average

Enterprise Value[1] per Deployed HHP[3]


+ 28%
NEX
Peer Average

Sources: [1]Bloomberg as of 06/14/2022, [2]Company Reports, [3]Rystad Estimates. Peer Group includes LBRT, PUMP, PFHC

Calculations of the metrics provided may not be consistent with NexTier's definition of FCF Yield, Price to Earnings Ratio, and Enterprise Value otherwise used in this presentation

STRONG MACRO | FINANCIAL POSITION | PREMIUM FLEETS | INTEGRATION

Lead the Industry in **Next Generation Frac**

- Over half of NexTier's fleet can be powered by natural gas
- Dual fuel can lower annual fuel costs by more than $10 million per fleet[1]
- Fuel cost inflation on a Tier IV dual fuel fleet has been half compared to conventional diesel[1]
- Natural gas lowers CO2 emissions by 30% compared to diesel[3]

NexTier expects to deploy our first electric fleet in early 2023 – we intend to responsibly add to our electric frac footprint over time


Active US Land HHP[2]
Natural Gas Fueled
Conventional Diesel
NEXTIER
Active NexTier HHP
Natural Gas Fueled
Conventional Diesel

Sources: [1]NEX Internal Estimates, [2]Rystad Energy, [3]U.S. Energy Information Administration

16

STRONG MACRO FINANCIAL POSITION PREMIUM FLEETS INTEGRATION

Extending the Lead in the Permian

Alamo and NexTier combined to create the premier Permian well completions franchise


NM
TX
Permian
Midland
Delaware

Top Permian Pressure Pumper
by Active Fleet Count


NEX
Peer A
Peer B
Peer C
Peer D
Peer E
Peer F

Source: Daniel Energy Partners, April 2022

Size and Scale
Where it matters most...

Allocation of L48 Activity


Other Basins
Permian
Other Basins
Permian
NEX
Industry

Source: Daniel Energy Partners, April 2022

17

Fully Integrated Wellsite It’s complex and large…. Successful integration is KEY. ▪ Integrated services improve mid-cycle fleet economics and elevate the core frac business ▪ NexHub Digital Center enables enhanced completion efficiency Wireline Pumpdown Power Solutions CNG FuelingNexMile Logistics IntelliStim™ Engineering / Client Natural Gas- Powered Fleet Integrated Solutions: Creating Value & Efficiency Size and scale give NexTier more leverage over the supply chain than direct-sourcing clients 0 5 10 15 20 25 NEX E&P A E&P B E&P C E&P D E&P E E&P F F le e t C o u n t NEX Permian Scale vs. Largest E&P’s FINANCIAL POSITIONSTRONG MACRO PREMIUM FLEETS INTEGRATION Source: NEX Internal Estimates, May 2022

Enhancing Shareholder Value Remain on the leading edge of the industry; responsibly maintain fleet quality advantage Use integration to drive efficiency gains; create value for both NexTier and our customers Net leverage expected <1x by Q2’22, capital optionality through the cycle Dedicated to high ESG standards, committed to remain a good corporate citizen Prioritize free cash flow generation and return on invested capital over market share Technology Leader Create Value Strong Balance Sheet ESG Leadership Focus on Margins and Returns

20 Appendix

Reconciliation and Calculation of Non-GAAP Financial Measurements

Annualized Adjusted EBITDA per Deployed Fleet (per Quarter)

	Three Months Ended			
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Net Income	$ (31,781)	$ (43,994)	$ 10,854	$ 8,792
Interest expense, net	5,726	6,701	7,976	7,374
Income tax expense (benefit)	621	472	(264)	160
Depreciation and amortization	40,671	44,861	52,764	55,163
EBITDA	$ 15,237	$ 8,040	$ 71,330	$ 71,489
Plus management adjustments:				
Acquisition, integration and expansion(1)	178	4,752	3,779	9,232
Non-cash stock compensation(2)	4,889	7,350	7,235	7,815
Market-driven costs(3)	378	578	504	0
Divestiture of business(4)	2,428	5,927	279	541
Gain on equity security investment(5)	(1,331)	522	(3,041)	(5,606)
Litigation(6)	1,638	4,000	100	0
Tax audit(7)	(8,778)	(2,771)	0	0
Insurance recovery(8)	(9,686)	(723)	0	0
Other	347	88	44	22
Adjusted EBITDA	$ 5,300	$ 27,763	$ 80,230	$ 83,493
Average hydraulic fracturing fleets deployed	20	25	30	33
Annualized Adjusted EBITDA per deployed fleet	$ 1,060	$ 4,444	$ 10,696	$ 10,120
Total Revenue	292,145	393,164	509,730	635,043
Adjusted EBITDA Margin	2%	7%	16%	13%

(1) Represents transaction and integration costs related to acquisitions.
(2) Represents non-cash amortization of equity awards issued under the NexTier's Incentive Award Plan.
(3) Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4) Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(5) Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(6) Represents increases in accruals related to contingencies acquired in business acquisitions or exceptional material events.
(7) Represents a reduction of the NexTier's accrual related to a tax audits acquired in business acquisitions.
(8) Represents a gain on insurance recovery in excess of book value due to a fire incident.

21

Reconciliation and Calculation of Non-GAAP Financial Measurements

Annualized Adjusted EBITDA per Deployed Fleet (2018)

		Year Ended December 31, 2018
Net Income	$	**59,331**
Interest expense, net		33,504
Income tax expense (benefit)		4,270
Depreciation and amortization		259,145
EBITDA	$	**356,250**
Plus management adjustments:		
Acquisition, integration and expansion [1]		16,609
Offering-related expenses[2]		12,969
Non-cash stock compensation[3]		17,166
Other[4]		(11,138)
Adjusted EBITDA	$	**391,856**
Average hydraulic fracturing fleets deployed		**26.1**
Annualized Adjusted EBITDA per deployed fleet	$	**15,014**

(1) Represents adjustment to the contingent value right liability based on the final agreed-upon settlement of $13.2 million, which was recorded in other income (expense), net and a markdown to fair value of idle real estate pending for sale in Mathis, Texas acquired as part of the Acquired Trican Operations of $2.7 million, which was recorded in (gain) loss on disposal of assets. Also represents integration costs related to the asset acquisition from RSI, of which $0.2 million was recorded in cost of services and $0.5 million was recorded in selling, general and administrative expenses.

(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.

(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.

(4) Represents gain recognized for insurance proceeds received in connection with a fire that damaged a portion of one hydraulic fracturing fleet on July 1, 2018, which was recorded in (gain) loss on disposal of assets. Also represents legal contingencies, rating agency fees for establishing initial ratings in connection with entering into a new $350 million senior secured term facility and bond offering costs, which were recorded in selling, general and administrative expenses.

22